UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
January 13, 2022
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices and Zip Code)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Fiscal 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Micron Technology, Inc. (the “Company”) was held on January 13, 2022. At the Annual Meeting, the following proposals were submitted to a vote of the shareholders:

Proposal 1

The following nominees for Directors were elected. Each person elected as a Director will serve until the next annual meeting of shareholders or until such person’s successor is duly elected and qualified.

Name of Nominee	For	Against	Abstain	Broker Non-Votes

Richard M. Beyer	744,657,586	18,958,287	765,652	108,749,014
Lynn A. Dugle	761,789,353	1,539,984	1,052,188	108,749,014
Steven J. Gomo	749,579,731	13,800,304	1,001,490	108,749,014
Linnie Haynesworth	761,553,310	1,886,220	941,995	108,749,014
Mary Pat McCarthy	759,975,524	3,826,278	579,723	108,749,014
Sanjay Mehrotra	762,473,674	1,320,175	587,676	108,749,014
Robert E. Switz	727,946,656	35,450,163	984,706	108,749,014
MaryAnn Wright	753,778,854	9,692,480	910,191	108,749,014

Proposal 2

The proposal by the Company to approve a non-binding resolution to approve the compensation of its Named Executive Officers as described in the Company’s proxy statement was approved with 657,588,569 votes in favor, 105,328,171 votes against, 1,464,785 abstentions, and 108,749,014 broker non-votes.

Proposal 3

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 1, 2022, was approved with 802,984,981 votes in favor, 69,515,303 votes against, 630,255 abstentions, and no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	January 18, 2022	By:	/s/ Rob Beard
		Name:	Rob Beard
		Title:	Senior Vice President, General Counsel and Corporate Secretary